Exhibit 4.1

BROADWING CORPORATION

AND EACH OF THE GUARANTORS PARTY HERETO

3.125% CONVERTIBLE SENIOR DEBENTURES DUE 2026

INDENTURE

Dated as of May 16, 2006

J.P. Morgan Trust Company, National Association

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;12.02; 12.05
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of this Indenture.

EXHIBITS

Exhibit A1	FORM OF DEBENTURE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL DEBENTURE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF CONVERSION NOTICE
Exhibit G	FORM OF CERTIFICATE OF CONVERSION & RESTRICTED TRANSFER
Exhibit H	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of May 16, 2006 among Broadwing Corporation, a Delaware corporation, the Guarantors (as defined) and J.P. Morgan Trust Company, National Association, as Trustee.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 3.125% Convertible Senior Debentures due 2026 (the “Debentures”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Debenture” means a Global Debenture substantially in the form of Exhibit A1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A.

“Additional Debentures” means up to $30.0 million aggregate principal amount of additional Debentures (other than the Initial Debentures) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Debentures.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Acquisition Value” of the Common Stock means, for each Trading Day in the valuation period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows:

(1) for any cash, 100% of the face amount of such cash;

(2) for any acquirer common stock or any other securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market, 100% of the closing price of such acquirer common stock or other traded securities on each such Trading Day; and

(3) for any other securities, assets or property, 102% of the Fair Market Value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Clearstream” means Clearstream Banking, S.A.

“Closing Sale Price” means, with respect to the Common Stock, on any date, the last reported per share sale price (or, if no last sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock then is listed, or if the Common Stock is not listed on a U.S. national or regional exchange, as reported on NASDAQ, or if the Common Stock is not quoted on NASDAQ, as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Company’s Board of Directors will make a good faith determination of the Closing Sale Price.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture, or to the extent such common stock is reclassified or otherwise ceases to exist, any class of Capital Stock of the Company that (1) is Voting Stock, (2) has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof and (3) is registered pursuant to Section 12 of the Exchange Act and admitted for trading on a national securities exchange or quoted on the automated quotation system of a registered securities association, if any.

“Company” means Broadwing Corporation, and any and all successors thereto.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Current Market Price” means the average of the daily closing prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the “ex” date with respect to the distribution requiring such computation. For purpose of this paragraph, the term “ex” date, when used with respect to any distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such distribution. The Company will make adjustments to the Current Market Price in accordance with this Indenture to account for the occurrence of certain events during the ten consecutive Trading Day period.

“Custodian” means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

“Debenture Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Debentures, executed pursuant to the provisions of this Indenture.

“Debentures” has the meaning assigned to it in the preamble to this Indenture. The Initial Debentures and the Additional Debentures shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Debentures shall include the Initial Debentures and any Additional Debentures.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Debenture” means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the “Schedule of Exchanges of Interests in the Global Debenture” attached thereto.

“Depositary” means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Event” means a Fundamental Change or a Termination of Trading.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Fundamental Change” shall be deemed to have occur at such time as:

(1) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors;

(2) the following persons cease for any reason to constitute a majority of the Board of Directors of the Company:

(i) individuals who on the first issue date of the Debentures constituted the Company’s Board of Directors; and

(ii) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the Company’s directors, or if applicable, a majority of the Company’s directors on the board’s nominating committee then still in office who were either directors on such first issue date of the Debentures or whose election or nomination for election was previously so approved;

(3) any transaction or event in which the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, other than pursuant to a transaction or event in which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Capital Stock entitled to vote generally in the election of directors immediately prior to such transaction, “beneficially own” directly or indirectly, immediately after such transaction, shares of the continuing or surviving Person’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person in substantially the same proportion as such ownership immediately prior to the transaction;

(4) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets or properties to any “person” or “group” (as these terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities with the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(v) a liquidation or dissolution of the Company or the approval by holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Fundamental Change will not be deemed to have occurred if, in the case of a merger or consolidation, 90% or more of the total consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change), and, as a result of such transaction or transactions, the Holders’ rights to convert Debentures into shares of Common Stock will be changed into the right to convert Debentures into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted its Debentures immediately prior to such transaction or transactions.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Debenture Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Debentures issued under this Indenture.

“Global Debentures” means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Debenture Legend and that has the “Schedule of Exchanges of Interests in the Global Debenture” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each Subsidiary of the Company that executes a Debenture Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case,

until the Debenture Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Debenture is registered.

“IAI Global Debenture” means a Global Debenture substantially in the form of Exhibit A1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means, as of any date, any Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company, except that the preceding proviso shall not apply to 650 Townsend Facility Company, LLC.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Debenture through a Participant.

“Initial Debentures” means the first $150.0 million aggregate principal amount of Debentures issued under this Indenture on the date hereof.

“Initial Purchasers” means Jefferies & Company, Inc. and CIBC World Markets Corp.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Public Acquirer Change of Control” means any transaction described in clause (3) of the definition of a Fundamental Change, as limited by the paragraph following the definition of a Fundamental Change, where the acquirer, or any entity that is a direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer’s Capital Stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such change of control.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May, 16, 2006, among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Debentures, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Debentures to register such Additional Debentures under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Debenture” means a Regulation S Temporary Global Debenture or Regulation S Permanent Global Debenture, as appropriate.

“Regulation S Permanent Global Debenture” means a permanent Global Debenture in the form of Exhibit A1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Debenture upon expiration of the Restricted Period.

“Regulation S Temporary Global Debenture” means a temporary Global Debenture in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Debentures initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer having direct responsibility for the administration of this Indenture within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Debenture” means a Definitive Debenture bearing the Private Placement Legend.

“Restricted Global Debenture” means a Global Debenture bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” means the price paid per share of Common Stock in the applicable Fundamental Change transaction; provided that (1) if holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price will be the cash amount paid per share of Common Stock and (2) in any other Fundamental Change transaction, the Stock Price will be the average of the last Closing Sale Prices on each of the five consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible pursuant to Article 13) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not then listed the NYSE or another United States national securities exchange nor quoted on NASDAQ or another established automated over-the-counter trading market in the United States, on the principal other market on which the Common Stock is then traded or quoted.

“Treasury Rate” means, as of any applicable date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to May 15, 2013; provided, however, that if the period from such date to May 15, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means J.P. Morgan Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Debenture” means a Definitive Debenture that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Debenture” means a Global Debenture that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Certificate of Conversion & Restricted Transfer”	13.03
“Covenant Defeasance”	8.03
“Conversion Date”	13.01
“Conversion Notice”	13.01
“Conversion Price”	13.02
“Conversion Rate”	13.02
“Designated Event Expiration Time”	3.10
“Designated Event Notice”	3.10
“Designated Event Repurchase Date”	3.10
“Distributed Assets”	13.05

Term	Defined in Section
“DTC”	2.03
“Effective Date Notice”	13.05
“Event of Default”	6.01
“Expiration Date”	13.05
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Option to Elect Repurchase upon a Designated Event”	3.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Purchase Date”	3.09
“Redemption Date”	3.07
“Registrar”	2.03
“Repurchase Date”	3.08
“Repurchase Notice”	3.08
“Settlement”	13.03
“Triggering Event”	13.10
“Unit Legend”	2.06

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Debentures;

“indenture security Holder” means a Holder of a Debenture;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Debentures and the Debenture Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Debentures and the Debenture Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE DEBENTURES

Section 2.01 Form and Dating.

(a) General. The Debentures and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture will be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Debentures will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Debentures. Debentures issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Debenture Legend thereon and the “Schedule of Exchanges of Interests in the Global Debenture” attached thereto). Debentures issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Debenture Legend thereon and without the “Schedule of Exchanges of Interests in the Global Debenture” attached thereto). Each Global Debenture will represent such of the outstanding Debentures as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Debentures. Debentures offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Debenture, which will be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its Houston, Texas office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States Beneficial Ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture (except to the extent of any Beneficial Owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a Beneficial Ownership interest in a 144A Global Debenture or an IAI Global Debenture bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Debenture will be exchanged for beneficial interests in the Regulation S Permanent Global Debenture pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Debenture, the Trustee will cancel the Regulation S Temporary Global Debenture. The aggregate principal amount of the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debenture may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debenture that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Debentures for the Company by manual or facsimile signature.

If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture will nevertheless be valid.

A Debenture will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Debenture has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Debentures for original issue that may be validly issued under this Indenture, including any Additional Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed the aggregate principal amount of Debentures authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Debentures may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion pursuant to Article 13 hereof (“Conversion Agent”). The Registrar will keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Debentures.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Debentures.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Debentures.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Company for Definitive Debentures if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Debenture be exchanged by the Company for Definitive Debentures prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Debentures.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Debentures. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in (i) above;

; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Debenture prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Debenture(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Debenture or the Regulation S Permanent Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in an Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(B) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (2) or (4) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (2) or (4) above.

Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

(c) Transfer or Exchange of Beneficial Interests for Definitive Debentures.

(1) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Debenture to Definitive Debentures. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Debenture may not be exchanged for a Definitive Debenture or transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for an Unrestricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Debentures for Beneficial Interests.

(1) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Debenture is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Debenture is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the 144A Global Debenture, in the case of clause (C) above, the Regulation S Global Debenture, and in all other cases, the IAI Global Debenture.

(2) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

(A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B) the Registrar receives the following:

(i) if the Holder of such Definitive Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

(3) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (2)(A), (2)(B) or (3) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

(e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

(A) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(B) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

Concurrently with the issuance of such Debentures, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Unrestricted Definitive Debentures in the appropriate principal amount.

(f) Legends. The following legends will appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OR SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO BROADWING CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER OF THE SECURITY SO REQUESTS), (2) TO THE ISSUER OF THE SECURITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

(B) Notwithstanding the foregoing, any Global Debenture or Definitive Debenture issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Debenture Legend. Each Global Debenture will bear a legend in substantially the following form:

“THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Debenture Legend. The Regulation S Temporary Global Debenture will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture will be reduced accordingly and an endorsement will be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture will be increased accordingly and an endorsement will be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Debentures and Definitive Debentures upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

(4) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or

(C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Debentures.

If any mutilated Debenture is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Debenture if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

Every replacement Debenture is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.08 Outstanding Debentures.

The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a protected purchaser.

If the principal amount of any Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Debentures.

In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Debentures.

Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Debentures. Temporary Debentures will be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Debentures in exchange for temporary Debentures.

Holders of temporary Debentures will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Debentures will be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Debentures, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Debentures to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Debentures to Be Redeemed or Purchased.

If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Debentures for redemption or purchase on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase by lot, the particular Debentures to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Debentures not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Debentures selected for redemption or purchase and, in the case of any Debenture selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Debentures and portions of Debentures selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed or purchased, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption or purchase also apply to portions of Debentures called for redemption or purchase.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Debentures or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Debentures to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Debenture;

(4) the name and address of the Paying Agent;

(5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Debentures to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Debentures to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Debentures or the portions of Debentures called for redemption or purchase. If a Debenture is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

Section 3.06 Debentures Redeemed or Purchased in Part.

Upon surrender of a Debenture that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed or unpurchased portion of the Debenture surrendered.

Section 3.07 Optional Redemption.

(a) The Debentures will not be redeemable at the Company’s option prior to May 15, 2013.

(b) On or after May 15, 2013, the Company may redeem all or a part of the Debentures upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, on the Debentures redeemed up to, but excluding, the redemption date, unless the redemption date falls after a record date and on or prior to the corresponding interest payment date. In that case, the Company will pay the full amount of accrued and unpaid interest, including Liquidated Damages, if any, due on such interest payment date to the Holder of record at the close of business on the corresponding record date. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Debentures or portions thereof called for redemption on the applicable redemption date.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Repurchase at Option of the Holder.

Debentures shall be purchased by the Company in cash pursuant to the terms of the Debentures at the option of the Holder on each of May 15, 2013, May 15, 2016, and May 15, 2021 (each a “Repurchase Date”), at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date; provided that if such Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the interest and Liquidated Damages, if any, payable on such interest payment date shall be paid to the Holders of record of the Debentures at the close of business on the applicable record date instead of the Holders surrendering the Debentures for repurchase. At least 20 Business Days prior any Repurchase Date, the Company will mail or cause to be mailed, by first class mail, a notice of such Repurchase Date to each Holder at its registered address.

Repurchases of Debentures under this Section 3.08 shall be made, at the option of the Holder thereof, upon:

(a) delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed and executed notice (the “Repurchase Notice”) in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is twenty (20) Business Days prior to the Repurchase Date until the close of business on the Repurchase Date; and

(b) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time simultaneous to or after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in Houston, Texas, such delivery being a condition to receipt by the Holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.08 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures presented that was not repurchased.

Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Repurchase Notice contemplated by this Section 3.08 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 3.09.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 3.09 Effect of a Repurchase Notice.

Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of the Repurchase Notice specified in Section 3.08, the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price with respect to such Debenture. Such purchase price shall be paid to such Holder, subject to receipt of funds and/or Debentures by the Trustee (or other Paying Agent appointed by the Company), promptly following the later of (x) the Business Day immediately following the Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in Section 3.08) and (y) the time of book entry transfer or delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 3.08. Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 13 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date, specifying:

(a) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

(b) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

(c) the principal amount, if any, of such Debenture that remains subject to the original Repurchase Notice and that has been or will be delivered for purchase by the Company.

Section 3.10 Repurchase at Option of Holder Upon a Designated Event.

(a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, for cash on a date designated by the Company (the “Designated Event Repurchase Date”) that is not less than twenty (20) nor more than thirty (30) days after the date of the Designated Event Notice (as defined in Section 3.10(b)) for such Designated Event at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the interest and Liquidated Damages, if any, payable on such interest payment date shall be paid to the Holders of record of the Debentures at the close of business on the applicable record date instead of the Holders surrendering the Debentures for repurchase. Notwithstanding the foregoing, no Debentures may be surrendered for repurchase pursuant to this Section 3.10 in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation to any other state within the United States.

(b) On or before the 10th day after the occurrence of a Designated Event, the Company, or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all Holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the repurchase right at the option of the Holders arising as a result thereof. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Holders.

Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the Holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (the “Designated Event Expiration Time”), that the Holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, if the Debentures are then convertible, that Debentures as to which an Option to Elect Repurchase Upon a Designated Event (hereafter defined) has been given may be converted only if the Option to Elect Repurchase Upon a Designated Event is withdrawn in accordance with the terms of this Indenture, a description of the procedure that a Holder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the Holder is to surrender such Holder’s Debentures, the amount of interest and Liquidated Damages, if any, accrued and unpaid on each Debenture to the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.10.

(c) Repurchases of Debentures under this Section 3.10 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Trustee at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed and executed notice (the “Option to Elect Repurchase upon a Designated Event”) in the form set forth on the reverse of the Debenture prior to the Designated Event Expiration Time; and

(ii) delivery or book-entry transfer of the Debentures to the Trustee (or other Paying Agent appointed by the Company) at any time simultaneous to or after delivery of the Option to Elect Repurchase Upon a Designated Event (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in Houston, Texas as provided in Section 3.08, such delivery being a condition to receipt by the Holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.10 only if the Debenture so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Option to Elect Repurchase Upon a Designated Event.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.10, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures presented that was not repurchased.

Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee (or other Paying Agent appointed by the Company) the Option to Elect Repurchase Upon a Designated Event contemplated by this Section 3.10 shall have the right to withdraw such Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 3.10(d) below. Debentures in respect of which an Option to Elect Repurchase Upon a Designated Event has been given by the Holder thereof may not be converted pursuant to Article 13 hereof on or after the date of the delivery of such Option to Elect Repurchase Upon a Designated Event unless such Option to Elect Repurchase Upon a Designated Event has first been validly withdrawn.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Option to Elect Repurchase Upon a Designated Event or written notice of withdrawal thereof.

For a Debenture, other than a Global Debenture, to be so repurchased at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Debenture with the Option to Elect Repurchase Upon A Designated Event on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the Designated Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) An Option to Elect Repurchase Upon a Designated Event may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time, specifying:

(i) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

(ii) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

(iii) the principal amount, if any, of such Debenture that remains subject to the original Option to Elect Repurchase Upon a Designated Event.

(e) The Company shall deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to repurchase on the Business Day immediately preceding the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) the Business Day immediately following the Designated Event Repurchase Date, and (y) the time of book-entry transfer or delivery of the Debenture surrendered for repurchase, by (i) mailing checks for the amount payable to the Holders of such Debentures entitled thereto as they shall appear in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If on the Business Day immediately following the Designated Event Repurchase Date the Trustee or other Paying Agent appointed by the Company, or the Company if the Company is acting as the Paying Agent, holds money sufficient to repurchase all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then, on and after such date (i) the Debentures will cease to be outstanding, (ii) interest and Liquidated Damages, if any, on the Debentures will cease to accrue, and (iii) all other rights of the Holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the repurchase price upon delivery of the Debentures.

(f) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent then applicable in connection with the repurchase rights of the Holders of Debentures in the event of a Designated Event.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Debentures.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Debentures to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Company will furnish to the Holders of Debentures or cause the Trustee to furnish to the Holders of Debentures, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) For so long as any Debentures remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Debentures are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

Section 4.08 No Layering of Debt.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the

Debentures and the applicable Debenture Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

Section 4.09 Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid and is paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.10 Additional Debenture Guarantees.

If the Company or any of the Guarantors acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Debentures, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

(3) immediately after such transaction, no Default or Event of Default exists.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person. This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and the Guarantors.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Debentures;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Debentures;

(3) default in the Company’s obligation to deliver shares of Common Stock, cash or other property upon conversion of the Debentures as required under this Indenture and such default continues for a period of five (5) days;

(4) failure to pay the make whole premium, if any, when due upon conversion of the Debentures, and such default continues for a period of ten (10) days;

(5) failure to provide notice of a specified corporate transaction or the occurrence of a Designated Event on a timely basis;

(6) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(8) failure by the Company or any of the Guarantors to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(9) any Debenture Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Debenture Guarantee; and

(10) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (10) of Section 6.01 hereof, with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Debentures will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default occurs prior to May 15, 2013 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Debentures prior to such date, then, upon acceleration of the Debentures, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to the present value at the date of the Event of Default of all required interest payments due on the Debentures through May 15, 2013 (excluding accrued but unpaid interest to the date of the Event of Default) computed using a discount rate equal to the Treasury Rate as of the date of the Event of Default plus 50 basis points.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Debentures (including in connection with an offer to purchase).

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

(1) such Holder gives to the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Debentures make a request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with such request.

A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

Section 6.07 Rights of Holders of Debentures to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Liquidated Damages, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Debentures.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this

Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have furnished to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company’s use of the proceeds from the Debentures or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

Section 7.06 Reports by Trustee to Holders of the Debentures.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee will mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Debentures will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Debentures (including the Debenture Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures (including the Debenture Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Debentures, the Debenture Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Debentures to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Debentures when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Debentures under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04 (other than Section 4.04(a)), 4.07, 4.08, 4.09 and 4.10 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Debentures on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Debentures will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Debentures will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Debentures and Debenture Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures and Debenture Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Debentures will be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Debenture and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Debenture will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company. Any money held by the Trustee pursuant to this Section 8,06 shall be held uninvested and without liability for interest.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Debentures and the Debenture Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Debenture following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Debentures.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Debentures or the Debenture Guarantees without the consent of any Holder of Debenture:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Debentures and Debenture Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Debentures or the Debenture Guarantees to any provision of the “Description of Debentures” section of the Company’s Offering Memorandum dated May 9, 2006, relating to the initial offering of the Debentures, to the extent that such provision in that “Description of Debentures” was intended to be a verbatim recitation of a provision of this Indenture, the Debenture Guarantees or the Debentures;

(7) to provide for the issuance of Additional Debentures in accordance with the limitations set forth in this Indenture as of the date hereof; or

(8) to allow any Guarantor to execute a supplemental indenture and/or a Debenture Guarantee with respect to the Debentures.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Debentures.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Debentures and the Debenture Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures (including, without limitation, Additional Debentures, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures or the Debenture Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures (including, without limitation, Additional Debentures, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures). Section 2.08 hereof shall determine which Debentures are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures or the Debenture Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

(1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures;

(3) reduce the rate of or change the time for payment of interest, including default interest or Liquidated Damages, if any, on any Debenture;

(4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

(5) make any Debenture payable in money other than that stated in the Debentures;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Debentures;

(7) waive a redemption payment with respect to any Debenture;

(8) release any Guarantor from any of its obligations under its Debenture Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) reduce the amount of the make whole premium or otherwise impair the right of a Holder to receive the make whole premium due on any Debenture;

(10) adversely change the Company’s obligation to repurchase any Debenture upon a Designated Event;

(11) impair the right of a Holder to convert any Debenture or reduce the amount of cash, the number of shares of Common Stock or the amount of any other property receivable upon conversion;

(12) waive a Default or Event of Default in the payment of the repurchase price (upon a repurchase at the option of a Holder or a repurchase upon a Designated Event);

(13) waive a Default or Event of Default in the payment of the make whole premium when due; or

(14) make any change in the preceding amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Debentures will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder’s Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Debentures.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Debenture will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

DEBENTURE GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debentures or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Liquidated Damages, if any, and interest on, the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the

Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Debenture Guarantee will not be discharged except by complete performance of the obligations contained in the Debentures and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Debenture Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Debenture Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Debenture Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Debenture Guarantee.

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Debentures, each Holder, hereby confirms that it is the intention of all such parties that the Debenture Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Debenture Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Debenture Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Debenture Guarantee.

To evidence its Debenture Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Debenture Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Debenture authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Debenture Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Debenture Guarantee.

If an Officer whose signature is on this Indenture or on the Debenture Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which a Debenture Guarantee is endorsed, the Debenture Guarantee will be valid nevertheless.

The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Debenture Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.10 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.10 hereof and this Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Debenture Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Debenture Guarantee endorsed upon the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Debenture Guarantees to be endorsed upon all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Debenture Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the

Debenture Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Debenture Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Debentures will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05. Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Debenture Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Debenture Guarantee.

(b) Upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Debenture Guarantee.

Any Guarantor not released from its obligations under its Debenture Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Debentures and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Debentures issued hereunder, when:

(1) either:

(a) all Debentures that have been authenticated, except lost, stolen or destroyed Debentures that have been replaced or paid and Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Debentures that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Debentures not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Debentures at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 12.02 Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

Facsimile No.: (512) 328-7902

Attention: General Counsel

With a copy to:

Mayer, Brown, Rowe & Maw LLP

71 South Wacker Drive

Chicago, IL 60606

Facsimile No.: (312) 701-7711

Attention: Philip J. Niehoff, Esq.

If to the Trustee:

J.P. Morgan Trust Company, National Association

600 Travis Street, Suite 1150

Houston, TX 77002

Facsimile No.: (713) 216-2431

Attention: Mary Jane Henson

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Debentures with Other Holders of Debentures.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Debentures, this Indenture, the Debenture Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES AND THE DEBENTURE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Company in this Indenture and the Debentures will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11 Severability.

In case any provision in this Indenture or in the Debentures is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

ARTICLE 13

CONVERSION

Section 13.01 Conversion Right and Conversion Rate.

(a) Subject to and upon compliance with the provisions of this Article 13, at the option of the Holder thereof, any portion of the principal amount of any Debenture that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The Holders of the Debentures may surrender Debentures for conversion at the applicable Conversion Rate at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Debentures.

(b) All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Section 13.02 Conversion Consideration.

(a) Upon surrendering any Debentures for conversion, the Holder of such Debentures shall receive, in respect of each $1,000 principal amount of Debentures: shares of Common Stock at an initial conversion rate of 60.241 shares per $1,000 principal amount of Debentures (the “Conversion Rate”), which is based on an initial conversion price of approximately $16.60 per share (the “Conversion Price”). The Conversion Rate (and Conversion Price) are subject to adjustment described below.

If a Holder receives Common Stock upon conversion of Debentures, such Holder will also receive the associated rights under any stockholder rights plan that the Company may adopt, whether or not the rights have separated from the Common Stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been exchanged.

Section 13.03 Exercise of Conversion Right.

(a) In order to exercise the conversion right:

(1) the Holder of any Definitive Debenture to be converted must: (i) complete and manually sign a notice of conversion substantially in the form of Exhibit F hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Definitive Debenture (and the Certificate of Conversion & Restricted Transfer (defined below), if applicable) to the Conversion Agent and the Company; and (iii) if required, furnish appropriate endorsements and transfer documents; or

(2) the holder of beneficial interests in any Global Debenture to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Debenture to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Debenture or holder of beneficial interests in a Global Debenture will, if required, pay all transfer or similar taxes and, if required pursuant to Section 13.03(b) hereof, pay funds equal to the interest payable on the next interest payment date.

The date on which a Holder of a Definitive Debenture or holder of a beneficial interest in a Global Debenture completes the requirements of this Section 13.03(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article 13. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

(b) Debentures shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock, payable and issuable upon conversion shall be treated for all purposes as the payee or payees of such payment and the record holder or holders of such Common Stock at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(1) delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, together with certificates representing the number of shares of Common Stock, payable and issuable upon such conversion; or

(2) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, together with such number of shares of Common Stock, payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 13.04 (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws. Settlement shall occur promptly.

(c) In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture. A Debenture may be converted in part, but only if the principal amount of such Debenture to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

(d) If shares of Common Stock to be issued upon conversion of a Restricted Debenture, or Debentures to be issued upon conversion of a Restricted Debenture in part only, are to be registered in a name other than that of the Beneficial Owner of such Restricted Debenture, then such Holder must deliver to the Conversion Agent a certificate of conversion and restricted transfer in form and substance set forth in Exhibit G hereto (the “Certificate of Conversion & Restricted Transfer”), dated the date of surrender of such Restricted Debenture and signed by such Beneficial Owner, as to compliance with the restrictions on transfer applicable to such Restricted Debenture. The Certificate of Conversion & Restricted Transfer shall be required in addition to the Conversion Notice. None of the Trustee, any Conversion Agent, Registrar or transfer agent shall be required to register shares of Common Stock issued upon conversion or any unconverted Debentures in the name of any Person other than that of the Holder or Beneficial Owner of the converted Restricted Debenture unless such Holder or Beneficial Owner has delivered a properly completed Certificate of Conversion & Restricted Transfer.

All shares of Common Stock delivered upon conversion of Restricted Debentures shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted

Debentures pursuant to Section 2.06(f) hereof and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock.

Section 13.04 Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be determined by the Closing Sale Price on the applicable Trading Day. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Conversion Price.

Section 13.05 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be subject to adjustment, without duplication, from time to time upon the occurrence of any of the following:

(1) Stock Dividends in Common Stock. In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable exclusively in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(2) Issuance of Rights or Warrants. In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them for a period expiring within 45 days from the date of issuance of the rights or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than any rights, options or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Debenture into shares of Common Stock without any action required by the Company or any other Person or (y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 13.09 hereof), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction:

(A) numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Company’s Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be and as a result no additional shares are delivered or issued pursuant to such rights or warrants. For the purposes of this clause (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(3) Stock Splits and Combinations. (i) In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased; (ii) in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced and (iii) in case the Company issues any shares of its Capital Stock in a reclassification of the outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such reclassification becomes effective shall be proportionately applied to the new class of shares of Capital Stock of the Company into which the Common Stock was reclassified; in each case, such increase, reduction or reclassification, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision, combination or reclassification becomes effective.

(4) Distribution of Indebtedness, Securities or Assets. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, securities, assets or certain rights to purchase the Company’s securities (provided, that if these rights are only exercisable upon the occurrence of specified triggering events, then the Conversion Rate will not be adjusted until the triggering events occur), but excluding (i) any dividends or distributions referred to in clause (1) of this Section 13.05(a), (ii) any rights or warrants referred to in clause (2) of this Section 13.05(a), (iii) any dividends or distributions paid exclusively in cash described in clause (5) of this Section 13.05(a) (the “Distributed Assets”), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction:

(A) the numerator of which shall be the Current Market Price per share of Common Stock; and

(B) the denominator of which shall be the such Current Market Price per share of Common Stock on the date fixed for such determination less the Fair Market Value, as determined by the Company’s Board of Directors, whose determination in good faith shall be conclusive and described in a Board Resolution filed with the Trustee, of the portion of those Distributed Assets applicable to one share of Common Stock, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Company’s Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

Notwithstanding the foregoing, in cases where (i) the Fair Market Value per share of the Distributed Assets equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the Fair Market Value per share of the Distributed Assets by less than $1.00, in lieu of the adjustment set forth in this Section 13.05(a)(4), Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, the amount and type of Distributed Assets such Holders would have received upon conversion of such Holders’ Debentures if they had been converted immediately prior to the record date.

(5) Cash Distributions. In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

(A) the numerator of which shall be equal to the Current Market Price per share of Common Stock on the date fixed for such determination; and

(B) the denominator of which shall be equal to the Current Market Price per share of Common Stock on such date fixed for determination less the amount per share of such distribution, such adjustment to become effective immediately after the record date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock, or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 13.05(a)(5), Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Debentures if they had been converted immediately prior to the record date.

(6) Tender or Exchange Offers. In case the Company or any Subsidiary shall make a payment in respect of a tender offer or exchange offer for any portion of the Common Stock, in which event, to the extent the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as the case may be, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate immediately prior to close of business on the Expiration Date by a fraction:

(A) the numerator of which shall be equal to the sum of (a) the Fair Market Value, as determined by the Board of Directors of the Company, of the aggregate consideration payable for all shares of Common Stock purchased by the Company in the tender or exchange offer and (b) the product of (i) the number of shares of Common Stock outstanding less any such purchased shares and (ii) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date; and

(B) the denominator of which shall be equal to the product of (a) the number of shares of Common Stock outstanding, including any such purchased shares and (b) the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date, such adjustment to become effective immediately after the opening of business on the second Trading Day next succeeding the Expiration Date.

(b) No Adjustment. No adjustment in the Conversion Rate shall be required:

(1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) of this Section 13.05(b) and outstanding as of the date the Debentures were first issued;

(4) for a change in the par value of the Common Stock; or

(5) for accrued and unpaid interest, if any.

(c) Increase in Conversion Rate due to Taxes. The Company may make such increases in the Conversion Rate, for the remaining term of the Debentures or any shorter term, in addition to those required by clause (a) of this Section 13.05, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (d) and its actions in so doing shall, absent manifest error, be final and conclusive.

(d) Temporary Increase in Conversion Rate. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the closing price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Fundamental Change. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 12.02, with a copy to the Trustee and Conversion Agent, at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(e) Fundamental Change Make-Whole Adjustment. In case of a transaction described in clause (3) of the definition of Fundamental Change, solely upon receipt by the Conversion Agent of any Holder’s Conversion Notice on or subsequent to the Effective Date of such Fundamental Change and prior to the 45th day following such Effective Date (or, if earlier and to the extent applicable, the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date (as specified in the Fundamental Change Repurchase Right Notice)), the Company shall increase the Conversion Rate for the Debentures surrendered for conversion by such Holder by the number of Additional Shares determined in accordance with this Section 13.05(e).

The following table sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares issuable per $1,000 initial principal amount of Debentures as a result of a transaction described in clause (3) of the definition Fundamental Change that occurs in the corresponding period:

Effective Date	Stock Price
	$13.28	$14.61	$15.94	$16.60	$17.26	$18.59	$19.92	$21.25	$22.58	$23.90	$25.23	$26.56	$33.20	$39.84	$46.48	$53.12

5/9/06	15.529	12.834	10.696	9.782	8.962	7.535	6.356	5.357	4.518	3.795	3.171	2.635	1.851	0.799	0.168	0.000
5/9/07	15.400	12.931	10.700	9.756	8.904	7.438	6.225	5.212	4.356	3.629	3.005	2.466	1.704	0.684	0.082	0.000
5/9/08	15.270	12.937	10.605	9.623	8.741	7.229	5.988	4.959	4.095	3.366	2.744	2.211	1.493	0.525	0.000	0.000
5/9/09	15.190	12.778	10.331	9.308	8.393	6.837	5.573	4.533	3.671	2.950	2.339	1.822	1.190	0.307	0.000	0.000
5/9/10	15.101	12.382	9.799	8.729	7.781	6.184	4.905	3.869	3.023	2.325	1.746	1.261	0.784	0.031	0.000	0.000
5/9/11	15.060	11.550	8.797	7.677	6.694	5.069	3.802	2.803	2.009	1.371	0.857	0.437	0.247	0.000	0.000	0.000
5/9/12	15.060	9.867	6.853	5.667	4.655	3.049	1.875	1.006	0.369	0.000	0.000	0.000	0.000	0.000	0.000	0.000
5/9/13	15.060	8.215	2.510	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

The Stock Prices and Additional Share amounts set forth above are based upon a Closing Sale Price of $13.28 on May 9, 2006 and an initial Conversion Price of $16.60. The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted in accordance with Section 13.05 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 13.05 hereof.

The exact Stock Price and Conversion Dates may not be set forth on the table; in which case, if the Stock Price is:

(A) between two Stock Price amounts on the table or the Conversion Date is between two dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(B) more than $53.12 per share (subject to adjustment), no Additional Shares will be issued upon conversion; and

(C) less than $13.28 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of a Debenture exceed 75.770 per $1,000 initial principal amount of the Debentures, after giving effect to the make whole adjustment and any related increase in the Conversion Rate pursuant to this Section 13.05(e), subject to anti-dilution adjustments set forth in Section 13.05(a) hereof.

The Company shall give notice (an “Effective Date Notice”) to all Holders and to the Trustee at least ten days prior to the anticipated effective date of any transaction described in clause (3) of the definition of a Fundamental Change, as limited by the paragraph following the definition of a Fundamental Change.

Holders converting Debentures in connection with the Designated Event that is the subject of an Effective Date Notice will not receive payment on the Debentures they surrender for conversion in connection with such Designated Event until the applicable Stock Price has been determined. If Holders convert their Debentures following the effective date of such Designated Event, then the Holders’ rights to convert Debentures into shares of Common Stock will be changed into the right to convert Debentures into the kind and amount of such cash, securities or other property that the Holder would have received if the Holder had converted its Debentures immediately prior to such Designated Event.

Notwithstanding delivery of the Effective Date Notice by us as described above, no make whole premium will be payable if the related Designated Event does not occur.

(f) Public Acquirer Change of Control. Notwithstanding anything in this Section 13.05, in the case of a Public Acquirer Change of Control, the Company may, in lieu of adjusting the Conversion Rate as described in Section 13.05(e) hereof, elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Debentures will be entitled to convert their Debentures into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

(A) the numerator of which will be the average of the Acquisition Value of the Common Stock for the ten consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

(B) the denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock for the ten consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control.

If the Company elects to adjust the Conversion Rate and conversion obligation as described in this Section 13.05(f), the Company shall send a Designated Event Notice to the Holders of Debentures at least 10 Trading Days prior to the expected Effective Date of the Fundamental Change that is also a Public Acquirer Change of Control, in accordance with Section 3.10 hereof. If the Company elects to adjust the Conversion Rate and conversion obligation in connection with a Public Acquirer Change of Control, Holder of the Debentures shall not have the right to receive Additional Shares pursuant to Section 13.05(e) or to require the Company to repurchase such Debentures in connection with the Fundamental Change that is also a Public Acquirer Change of Control.

Section 13.06 Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted pursuant to Section 13.05 hereof:

(a) The Company shall compute the adjusted Conversion Rate in accordance with Section 13.05 hereof and shall prepare an Officer’s Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of Section 13.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 12.02. Moreover, upon any determination by the Company, the Conversion Agent or the Trustee that Holders of the Debentures are or will be entitled to convert the Debentures in accordance with Section 13.01, the Company will issue a press release and publish the information on its website.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Debentures desiring inspection thereof at its office during normal business hours.

Section 13.07 Notice of Certain Corporate Action.

In case the Company shall:

(a) distribute to all or substantially all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 45 days of the declaration date for such distribution, Common Stock at less than the Current Market Price of the Common Stock; or

(b) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or certain rights or warrants to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the Closing Sale Price of the Common Stock on the day preceding the declaration date for such distribution;

then the Company shall deliver written notice to the Conversion Agent, and shall deliver or cause its Agents to deliver, to all Holders in accordance with Section 12.02, at least 10 days prior to the ex-dividend date for such distribution, a notice of such distribution. At such time notice is given pursuant to this Section 13.07, Holders of Debentures that are not otherwise convertible at that time may surrender their Debentures for conversion at any time until the earlier of (1) the close of business on the Business Day prior to the ex-dividend date or (2) the Company’s announcement that such distribution will not take place. Holders of Debentures may not exercise this right of conversion if they participate in the distribution without conversion.

At any time that the Trustee is not also the Conversion Agent, the Company shall forthwith deliver a copy of any notice required pursuant to this Section 13.07 to the Trustee.

Section 13.08 Cancellation of Converted Debentures.

All Definitive Debentures delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11. Upon conversions of beneficial interests in any Global Debenture, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Debentures represented by such Global Debenture to reflect the conversion pursuant to Section 2.01(b).

Section 13.09 Provision in Case of Consolidation, Merger or Sale of Assets.

Subject to the Section 13.05(f) hereof, in the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall notify the Trustee and the Holders at least ten days prior to the record date for such transaction, or if there is no record date, at least ten Trading Days prior to the anticipated effective date for such transaction. Following such effective date, the Holders shall have the right thereafter to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Debentures shall be convertible into the consideration that a majority of the holders of Common Stock who made such an election received in such transaction. The Company will notify holders and the Trustee as promptly as practicable following the date we publicly announce such transaction but in no event less than 15 days prior to the anticipated effective date of such transaction. The above provisions of this Section 13.09 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Debenture as provided in Section 12.02 promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Debentures upon the conversion of their Debentures after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 13.10 Rights Issued in Respect of Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1) are deemed to be transferred with such shares of Common Stock;

(2) are not exercisable; and

(3) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 13.05(a)(2) or (4) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 13.05(a)(2) or (4), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

Section 13.11 Responsibility of Trustee for Conversion Provisions.

(a) The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent, subject shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor shall any Conversion Agent be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 13.

[Signatures on following page]

SIGNATURES

Dated as of May 16, 2006

Broadwing Corporation

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: SVP, Co-CEO and GC

Dorsal Networks, LLC

United Cable Holdings, LLC

Corvis Operations, Inc.

Corvis Equipment, LLC

Corvis Government Solutions, Inc.

C III Communications, LLC

Broadwing Communications, LLC

Broadwing Communications Real Estate Services, LLC

Broadwing Communications Canada, LLC

Broadwing Communications Holdings, Inc.

Broadwing Communications Corporation

Broadwing Financial Services, Inc.

By:	/s/ Kim D. Larsen
Name: Kim D. Larsen
Title: VP and GC

J.P. Morgan Trust Company, National Association

By:	/s/ Mary Jane Henson
Name: Mary Jane Henson
Title: Vice President

EXHIBIT A-1

[Face of Debenture]

CUSIP/CINS ____________

3.125% CONVERTIBLE SENIOR DEBENTURES DUE 2026

No. ___	$____________

BROADWING CORPORATION

promises to pay to __________________________________________________________________________or registered assigns, the principal sum of ___________________________________________________________________ DOLLARS on May 16, 2026.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________, 20__

BROADWING CORPORATION

By:
Name:
Title:

This is one of the Debentures referred to in the within-mentioned Indenture:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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[Back of Debenture]

3.125% Convertible Senior Debentures due 2026

[Insert the Global Debenture Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Broadwing Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Debenture at 3.125% per annum from ________________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, 20__. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Debentures at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Debentures and all other Debentures the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.

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The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Debentures under an Indenture dated as of May 16, 2006 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debentures that may be issued thereunder.

(5) OPTIONAL REDEMPTION. The Company will not have the option to redeem the Debentures prior to May 15, 2013. On or after May 15, 2013, the Company will have the option to redeem all or a part of the Debentures upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the debentures being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, on the Debentures redeemed up to, but excluding, the redemption date, unless the redemption date falls after a record date and on or prior to the corresponding Interest Payment Date. In that case, the Company will pay the full amount of accrued and unpaid interest, including Liquidated Damages, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding record date. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Debentures or portions thereof called for redemption on the applicable redemption date.

(6) REPURCHASE AT OPTION OF THE HOLDER. Debentures shall be purchased by the Company in cash pursuant to the terms of the Debentures at the option of the Holder on each of May 15, 2013, May 15, 2016, and May 15, 2021 (each a “Repurchase Date”), at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date; provided that if such Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, then the interest and Liquidated Damages, if any, payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures at the close of business on the applicable record date instead of the Holders surrendering the Debentures for repurchase. At least 20 days prior any Repurchase Date, the Company will mail or cause to be mailed, by first class mail, a notice of such Repurchase Date to each Holder at its registered address.

(7) REPURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT. If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, for cash on a date designated by the Company (the “Designated Event Repurchase Date”) that is not less than twenty (20) nor more than thirty-five (30) Business Days after the date of the Designated Event Notice for such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, then the interest and Liquidated Damages, if any, payable on such Interest Payment Date shall be paid to the Holders of record of the Debentures at the close of business on the

A1-3

applicable record date instead of the Holders surrendering the Debentures for repurchase. Notwithstanding the foregoing, no Debentures may be surrendered for repurchase pursuant to Section 3.10 of the Indenture in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation to any other state within the United States.

(8) CONVERSION. Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any portion of the principal amount of any Debenture that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The Holders of the Debentures may surrender Debentures for conversion at the applicable Conversion Rate at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Debentures. Debentures converted into shares of Common Stock shall initially will be converted at a Conversion Price of $16.60 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 60.241 shares of Common Stock for each U.S. $1,000 principal amount of Debentures. The Conversion Rate will be adjusted under the circumstances provided in the Indenture. All calculations under this Paragraph shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Debentures are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Debentures or a satisfaction or discharge of the Indenture. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures or the Debenture Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures including Additional Debentures, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Debentures or the Debenture Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures including

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Additional Debentures, if any, voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures or the Debenture Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Debentures and Debenture Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Debentures to any provision of the “Description of Debentures” section of the Company’s Offering Memorandum dated May 9, 2006, relating to the initial offering of the Debentures, to the extent that such provision in that “Description of Debentures” was intended to be a verbatim recitation of a provision of the Indenture, the Debenture Guarantees or the Debentures; to provide for the issuance of Additional Debentures in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Debenture Guarantee with respect to the Debentures.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Debentures; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Debentures; (iii) default in the Company’s obligation to deliver shares of the Company’s Common Stock, cash or other property upon conversion of the Debentures as required under this Indenture and such default continues for a period of five (5) days; (iv) failure to pay the make whole premium, if any, when due upon conversion of the Debentures, and such default continues for a period of ten (10) days; (v) failure to provide notice of a specified corporate transaction or the occurrence of a Designated Event on a timely basis; (vi) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (viii) failure by the Company or any of the Guarantors to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as permitted by the Indenture, any Debenture Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Debenture Guarantee; and (x) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

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(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Debentures, the Debenture Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

(16) AUTHENTICATION. This Debenture will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL DEBENTURES AND RESTRICTED DEFINITIVE DEBENTURES. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures will have all the rights set forth in the Registration Rights Agreement dated as of May 16, 2006, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Debentures, Holders of Restricted Global Debentures and Restricted Definitive Debentures will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Debentures (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS DEBENTURE AND THE DEBENTURE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

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The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

Attention: General Counsel

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ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

(I) or (we) assign and transfer this Debenture to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________________________ to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Debenture purchased by the Company pursuant to Section 3.08 or 3.10 of the Indenture, check the appropriate box below:

☐  Section 3.08                              ☐  Section 3.10

If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 3.08 or Section 3.10 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Debenture)
Tax Identification No.: ________________________

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL DEBENTURE

The following exchanges of a part of this Global Debenture for an interest in another Global Debenture or for a Definitive Debenture, or exchanges of a part of another Global Debenture or Definitive Debenture for an interest in this Global Debenture, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Debenture	Amount of increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A-1

Face of Regulation S Temporary Global Debenture

CUSIP/CINS ____________

3.125% CONVERTIBLE SENIOR DEBENTURES DUE 2026

No. ___	$____________

BROADWING CORPORATION

promises	to pay to __________________________________________________________________________or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on May 16, 2026.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated: _______________, 200_

BROADWING CORPORATION

By:
Name:
Title:

This is one of the Debentures referred to in the within-mentioned Indenture:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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Back of Regulation S Temporary Global Debenture

3.125% Convertible Senior Debentures due 2026

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURES SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE

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UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OR SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE DEBENTURES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO BROADWING CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER OF THE SECURITY SO REQUESTS), (2) TO THE ISSUER OF THE SECURITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Broadwing Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Debenture at 3.125% per annum from ______________, 20__ until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 7 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ______________ , 20__ . The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Until this Regulation S Temporary Global Debenture is exchanged for one or more Regulation S Permanent Global Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Debenture shall in all other respects be entitled to the same benefits as other Debentures under the Indenture.

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(2) METHOD OF PAYMENT. The Company will pay interest on the Debentures (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Debentures at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Debentures and all other Debentures the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, J.P. Morgan Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Debentures under an Indenture dated as of May 16, 2006 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Debentures that may be issued thereunder.

(5) OPTIONAL REDEMPTION. The Company will not have the option to redeem the Debentures prior to May 15, 2013. On or after May 15, 2013, the Company will have the option to redeem all or a part of the Debentures upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the debentures being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, on the Debentures redeemed up to, but excluding, the redemption date, unless the redemption date falls after a record date and on or prior to the corresponding Interest Payment Date. In that case, the Company will pay the full amount of accrued and unpaid interest, including Liquidated Damages, if any, due on such Interest Payment Date to the holder of record at the close of business on the corresponding record date. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Debentures or portions thereof called for redemption on the applicable redemption date.

(6) REPURCHASE AT OPTION OF THE HOLDER. Debentures shall be purchased by the Company in cash pursuant to the terms of the Debentures at the option of the holder on each of May 15, 2013, May 15, 2016, and May 15, 2021 (each a “Repurchase Date”), at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date; provided that if such Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, then the Interest and Liquidated Damages, if any, payable on such Interest Payment Date shall be

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paid to the holders of record of the Debentures at the close of business on the applicable record date instead of the holders surrendering the Debentures for repurchase. At least 20 days prior any Repurchase Date, the Company will mail or cause to be mailed, by first class mail, a notice of such Repurchase Date to each Holder at its registered address.

(7) REPURCHASE AT OPTION OF HOLDER UPON A DESIGNATED EVENT. If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Holder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, for cash on a date designated by the Company (the “Designated Event Repurchase Date”) that is not less than twenty (20) nor more than thirty-five (30) Business Days after the date of the Designated Event Notice for such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest and Liquidated Damages, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, then the Interest and Liquidated Damages, if any, payable on such Interest Payment Date shall be paid to the holders of record of the Debentures at the close of business on the applicable record date instead of the holders surrendering the Debentures for repurchase. Notwithstanding the foregoing, no Debentures may be surrendered for repurchase pursuant to Section 3.10 of the Indenture in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company’s jurisdiction of incorporation to any other state within the United States.

(8) CONVERSION. Subject to and upon compliance with the provisions of the Indenture, at the option of the Holder thereof, any portion of the principal amount of any Debenture that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. The Holders of the Debentures may surrender Debentures for conversion at the applicable Conversion Rate at any time prior to the close of business on the business day immediately preceding the final maturity date of the Debentures. Debentures converted into shares of Common Stock shall initially will be converted at a Conversion Price of $16.60 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 60.241 shares of Common Stock for each U.S. $1,000 principal amount of Debentures. The Conversion Rate will be adjusted under the circumstances provided in the Indenture. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Debentures or a satisfaction or discharge of the Indenture. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish

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appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Temporary Global Debenture is exchangeable in whole or in part for one or more Global Debentures only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Debenture for one or more Global Debentures, the Trustee shall cancel this Regulation S Temporary Global Debenture.

(11) PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

(12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Debentures or the Debenture Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures including Additional Debentures, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Debentures or the Debenture Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Debentures including Additional Debentures, if any, voting as a single class. Without the consent of any Holder of a Debenture, the Indenture or the Debentures or the Debenture Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Debentures and Debenture Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Debentures to any provision of the “Description of Debentures” section of the Company’s Offering Memorandum dated May 9, 2006, relating to the initial offering of the Debentures, to the extent that such provision in that “Description of Debentures” was intended to be a verbatim recitation of a provision of the Indenture, the Debenture Guarantees or the Debentures; to provide for the issuance of Additional Debentures in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Debenture Guarantee with respect to the Debentures.

(13) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Debentures; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Debentures; (iii) default in the Company’s obligation to deliver shares of the Company’s common stock, cash or other property upon conversion of the Debentures as required under this Indenture and such default continues for a period of five (5) days; (iv) failure to pay the make whole premium, if any, when due upon conversion of the Debentures, and such default continues for a period of ten (10) days;

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(v) failure to provide notice of a specified corporate transaction or the occurrence of a designated event on a timely basis; (vi) failure by the Company or any of the Guarantors for 60 days after notice to the Company by the trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class to comply with any of the other agreements in the indenture; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (viii) failure by the Company or any of the Guarantors to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as permitted by this Indenture, any Debenture Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Debenture Guarantee; and (x) certain events of bankruptcy or insolvency described in this Indenture with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

(14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Debentures, the Debenture Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

(16) AUTHENTICATION. This Debenture will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of this Regulation S Temporary Global Debenture will have all the rights set forth in the Registration Rights Agreement dated as of May 16, 2006, among the Company, the Guarantors and the other parties named on the

A2-7

signature pages thereof or, in the case of Additional Debentures, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Debentures (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS DEBENTURE AND THE DEBENTURE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

Attention: General Counsel

A2-8

ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

(I) or (we) assign and transfer this Debenture to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________________________ to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Debenture purchased by the Company pursuant to Section 3.08 or 3.10 of the Indenture, check the appropriate box below:

☐  Section 3.08            ☐Section 3.10

If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 3.08 or Section 3.10 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Debenture)

Tax Identification No.: _________________________

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL DEBENTURE

The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or exchanges of a part of another other Restricted Global Debenture for an interest in this Regulation S Temporary Global Debenture, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Debenture	Amount of increase in Principal Amount of this Global Debenture	Principal Amount of this Global Debenture following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Broadwing Corporation

1122 Capital of Texas Highway,

South Austin, TX 78746

J.P. Morgan Trust Company, National Association

600 Travis Street, Suite 1150

Houston, TX 77002

Attn: Corporate Trust Department

Re:	3.125% Convertible Senior Debentures due 2026

Reference is hereby made to the Indenture, dated as of May 16, 2006 (the “Indenture”), among Broadwing Corporation, as issuer (the “Company”), the Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Debenture or a Restricted Definitive Debenture pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Restricted Definitive Debenture and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Debenture, the Regulation S Permanent Global Debenture or a Restricted Definitive Debenture pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the

Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Debenture, the Regulation S Temporary Global Debenture and/or the Restricted Definitive Debenture and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Debenture or a Restricted Definitive Debenture pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Definitive Debentures and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Debentures at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Debenture and/or the Restricted Definitive Debentures and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Debenture (CUSIP _________), or

(ii)	☐ Regulation S Global Debenture (CUSIP _________), or

(iii)	☐ IAI Global Debenture (CUSIP _________); or

(b)	☐ a Restricted Definitive Debenture.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Debenture (CUSIP _________), or

(ii)	☐ Regulation S Global Debenture (CUSIP _________), or

(iii)	☐ IAI Global Debenture (CUSIP _________); or

(iv)	☐ Unrestricted Global Debenture (CUSIP _________); or

(b)	☐ a Restricted Definitive Debenture; or

(c)	☐ an Unrestricted Definitive Debenture,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

J.P. Morgan Trust Company, National Association

600 Travis Street, Suite 1150

Houston, TX 77002

Attn: Corporate Trust Department

Re: 3.125% Convertible Senior Debentures due 2026

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 16, 2006 (the “Indenture”), among Broadwing Corporation, as issuer (the “Company”), the Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Debentures or Beneficial Interests in a Restricted Global Debenture for Unrestricted Definitive Debentures or Beneficial Interests in an Unrestricted Global Debenture

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Debenture to Unrestricted Definitive Debenture. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Debenture to beneficial interest in an Unrestricted Global Debenture. In connection with the Owner’s Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Debenture to Unrestricted Definitive Debenture. In connection with the Owner’s Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures for Restricted Definitive Debentures or Beneficial Interests in Restricted Global Debentures

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Debenture to Restricted Definitive Debenture. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Debenture to beneficial interest in a Restricted Global Debenture. In connection with the Exchange of the Owner’s Restricted Definitive Debenture for a beneficial interest in the [CHECK ONE] ☐ 144A Global Debenture, ☐ Regulation S Global Debenture, ☐ IAI Global Debenture with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

J.P. Morgan Trust Company, National Association

600 Travis Street, Suite 1150

Houston, TX 77002

Attn: Corporate Trust Department

Re: 3.125% Convertible Senior Debentures due 2026

Reference is hereby made to the Indenture, dated as of May 16, 2006 (the “Indenture”), among Broadwing Corporation, as issuer (the “Company”), the Guarantors and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Debenture, or

(b) ☐ a Definitive Debenture,

we confirm that:

1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Debentures, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Debenture or beneficial interest in a Global Debenture from the Company in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 16, 2006 (the “Indenture”) among Broadwing Corporation, (the “Company”), the Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Debentures, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Debentures, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Debentures and to the Trustee pursuant to the Debenture Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Debenture Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF CONVERSION NOTICE

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

J.P. Morgan Trust Company

600 Travis Street, Suite 1150

Houston, TX 77002

Attn: Corporate Trust Department

Re: 3.125% Convertible Senior Debentures due 2026—CONVERSION NOTICE

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 16, 2006 (the “Indenture”), among Broadwing Corporation, as issuer (the “Company”), the Guarantors party thereto and J.P. Morgan Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to convert the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount of $____________ in such Debenture[s] or interests (the “Conversion”) pursuant to Article 13 of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Debenture or beneficial interest in a Global Debenture, hereby irrevocably exercises the option to convert this Debenture or such beneficial interest, or such portion of this Debenture in the principal amount designated above, into shares of Common Stock in accordance with the terms of the Indenture, and directs that such shares, together with a check in payment for any fractional share and any Debentures representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Debentures are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:	______________

Signature(s)

If shares of Common Stock or Debentures are to be registered in the name of a Person other than the Holder*, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

If only a portion of a Definitive Debenture is to be converted, please indicate:

1. Principal amount to be converted: U.S. $ ___________

2. Principal amount and denomination of Debentures representing unconverted principal amount to be issued:

Amount: U.S. $___________                                          Denominations: U.S. $____________

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.)

*	If the Debenture(s) to be converted bear the Private Placement Legend, or if you are converting beneficial interests in a Restricted Global Debenture, then you must submit a “Certificate of Conversion & Transfer” with this Conversion Notice.

ANNEX A TO CERTIFICATE OF CONVERSION

1.	The Converting Party owns and proposes to convert the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the

(i)	☐ 144A Global Debenture (CUSIP _________), or

(ii)	☐ Regulation S Global Debenture (Certificate No.: _________), or

(iii)	☐ IAI Global Debenture (CUSIP _________); or

(d)	☐ an Restricted Definitive Debenture (Certificate No.: _________).

2.	After the Conversion the Converting Party will hold:

[CHECK ONE]

(a)	☐ restricted shares of Common Stock in the form of:

(i)	☐ a beneficial interest in a Restricted Global Share Certificate (CUSIP _________), or

(ii)	☐ a definitive Share Certificate (Certificate Number _________); or

(b)	☐ unrestricted shares of Common Stock in the form of:

(i)	☐ a beneficial interest in an Unrestricted Global Share Certificate (CUSIP _________), or

(ii)	☐ a definitive Share Certificate (Certificate Number _________),

all in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE CONVERSION & RESTRICTED TRANSFER

Broadwing Corporation

1122 Capital of Texas Highway, South

Austin, TX 78746

J.P. Morgan Trust Company, National Association

600 Travis Street, Suite 1150

Houston, TX 77002

Attn: Corporate Trust Department

Re: 3.125% Convertible Senior Debentures due 2026

Reference is hereby made to the Indenture, dated as of May 16, 2006 (the “Indenture”), among Broadwing Corporation, as issuer (the “Company”), the Guarantors and J.P. Morgan Trust Company, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns, and proposes to exercise its right of conversion pursuant to Article 13 of the Indenture with respect to, the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount of $___________ in such Debenture[s] or interests, and to request that the shares of Common Stock issuable upon such conversion (the “Shares”) be registered in the name of or issued to ___________________________ (the “Transferee”), as further specified in Annex A hereto (such transaction, the “Conversion & Transfer”). In connection with the Conversion & Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of Shares pursuant to Rule 144A. The Conversion & Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Shares to be issued upon conversion are being transferred to a Person that the Transferor reasonably believed and believes is purchasing the Shares for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Conversion & Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will be subject to the restrictions on transfer enumerated in the Private Placement Legend set forth in the Indenture and the Securities Act.

2. ☐ Check and complete if Transferee will take delivery of the Shares pursuant to any provision of the Securities Act other than Rule 144A. The Conversion & Transfer is being effected in compliance with the transfer restrictions set forth in Section 2.06 of the Indenture and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check if Transferee will take delivery of Unrestricted Shares.

(a) ☐ Check if Conversion & Transfer is pursuant to Rule 144. (i) The Conversion & Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

(b) ☐ Check if Conversion & Transfer is Pursuant to Other Exemption. (i) The Conversion & Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Conversion & Transfer in accordance with the terms of the Indenture, the Shares will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF CONVERSION & RESTRICTED TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(b)	☐ a beneficial interest in the:

(i)	☐ 144A Global Debenture (CUSIP _________), or

(ii)	☐ Regulation S Global Debenture (CUSIP ), or

(iii)	☐ IAI Global Debenture (CUSIP ); or

(b)	☐ a Restricted Definitive Debenture.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Debenture (CUSIP _________), or

(ii)	☐ Regulation S Global Debenture (CUSIP _________), or

(iii)	☐ IAI Global Debenture (CUSIP _________), or

(iv)	☐ Unrestricted Global Debenture (CUSIP _________); or

(b)	☐ a Restricted Definitive Debenture; or

(c)	☐ an Unrestricted Definitive Debenture.

in accordance with the terms of the Indenture.

Please print the Transferee’s name, address and tax identification number:

(Name)

(Address)

Social Security or other Identification Number, if any.

EXHIBIT H

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 200__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Broadwing Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 16, 2006 providing for the issuance of 3.125% Convertible Senior Debentures due 2026 (the “Debentures”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Debentures and the Indenture on the terms and conditions set forth herein (the “Debenture Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Debentures as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Debenture Guarantee and in the Indenture including but not limited to Article 10 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Debentures, any Debenture Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BROADWING CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

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